SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

                          Filed by the Registrant [x]

                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:
            [ ] Preliminary Proxy Statement
            [ ] Confidential, for use of the Commission Only
                    (as permitted by Rule 14a-6(e)(2))
            [x]  Definitive Proxy Statement
            [ ]  Definitive Additional Materials
            [ ]  Soliciting Material Pursuant to (ss.) 240.14a-11(c)
                     or (ss.) 240.14a-12

                                Bexil Corporation
      --------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


      ---------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

[x]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:
[ ]       Fee paid previously with preliminary materials.
          [ ] Check box if any part of the fee is offset as provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting
            fee  was  paid   previously.   Identify  the   previous   filing  by
            registration statement number, or the Form or Schedule and the date of its filing.
     (1)   Amount Previously Paid:
     (2)   Form, Schedule or Registration Statement No.:
     (3)   Filing Party:
     (4)   Date Filed:

Notes:

       Please Vote Immediately by Signing and Returning the Enclosed Proxy Card. Delay may cause the Fund to incur additional expenses to solicit sufficient votes for the meeting.

                                BEXIL CORPORATION

                ------------------------------------------------


                    Notice of Annual Meeting of Stockholders

                ------------------------------------------------



                              To the Stockholders:

            Notice is hereby given that the Annual Meeting of Stockholders of Bexil Corporation (the "Fund") will be held at the offices of the Fund at 11 Hanover Square, New York, New York on Tuesday, December 21, 1999 at 8:30 a.m. for the following purposes:

1. To elect to the Board of Directors the Nominees, Douglas Wu and Robert D. Anderson, as respectively, Class II Director and Class III Director, each to serve for a five year term and until his successor is duly elected and qualified.

2. To ratify the selection of Tait, Weller & Baker as the Fund's independent auditors.

3.   To change the Fund's investment objective and certain investment policies.

4. To change the classification of the Fund from a diversified investment company to a non-diversified investment company.

     Stockholders of record at the close of business on November 11, 1999 are entitled to receive notice of and to vote at the meeting.


                       By Order of the Board of Directors



                              Deborah Ann Sullivan
                                    Secretary


New York, New York
November 8, 1999

                                BEXIL CORPORATION

                ------------------------------------------------


                                 PROXY STATEMENT

                ------------------------------------------------


                         Annual Meeting of Stockholders
                          To Be Held December 21, 1999

            This Proxy Statement, dated November 8, 1999, is furnished in connection with a solicitation of proxies by the Board of Directors of Bexil Corporation (the "Fund") to be voted at the Annual Meeting of Stockholders of the Fund to be held at the offices of the Fund at 11 Hanover Square, New York, New York on Tuesday, December 21, 1999 at 8:30 a.m. and at any postponement or adjournment thereof ("Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Stockholders of record at the close of business on November 11, 1999 ("Record Date") are entitled to be present and to vote on matters at the Meeting. Stockholders are entitled to one vote for each Fund share held and fractional votes for each fractional Fund share held. Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked by another proxy or by letter or telegram directed to the Fund, which must indicate the stockholder's name. To be effective, such revocation must be received prior to the Meeting. In addition, any stockholder who attends the Meeting in person may vote by ballot at the Meeting, thereby canceling any proxy previously given. As of the date hereof, the Fund had 766,175.870 shares of common stock issued and outstanding entitled to be voted at the Meeting. Stockholders of the Fund will vote as a single class. It is estimated that proxy materials will be mailed to stockholders of record on or about November 17, 1999. The Fund's principal executive offices are located at 11 Hanover Square, New York, New York 10005. Copies of the Fund's most recent Annual and Semi-Annual Reports are available without charge upon written request to the Fund at 11 Hanover Square, New York, New York 10005, or by calling toll-free 1-888-847-4200.


PROPOSAL 1:                         ELECTION OF DIRECTORS

            The Fund's Board of Directors is divided into five classes with the term of office of one class expiring each year. It is proposed that stockholders of the Fund elect one Class II Director and one Class III Director to serve for a five year term, and until his successor is duly elected and qualified. Each nominee currently serves as a Director of the Fund. The following table sets forth certain information concerning the nominees for Class II Director and Class III Director of the Fund.


Name, Principal Occupation, Business Experience for Past Five Years,                      Director                Year Term
Address, and Age                                                                           Since                   Expires
--------------------------------------------------------------------------------

CLASS II:

DOUGLAS WU -- He is Principal of Maxwell Partners.  From July 1998 to December              1997                    2004
1998 he was a Principal of Libra Advisors LLC. From 1996 to June 1998, he was
Managing Director - Private Equity Investments, of Croesus Capital Management
Corporation.  From 1992 to 1996, he was a partner of Medall Partners, a merchant banking firm.  His address is 114 East 90th Street, New York, New York 10128.  He
was born on July 31, 1960.

CLASS III:

ROBERT D. ANDERSON* - He is Vice  Chairman of the Fund, as well as the other                 1999                    2000
investment companies in the Investment Company Complex, and of Winmill & Co.
Incorporated ("WCI") and certain of its affiliates.  He also is Vice Chairman of the Investment  Manager. He was a member of the Board of Governors of the Mutual
Fund  Education  Alliance,  and of its  predecessor,  the  No-Load  Mutual  Fund
Association.  He has also been a member of the District #12,  District  Business
Conduct and Investment Companies Committees of the NASD. He was born on December
7, 1929.

* Mr. Anderson is an "interested person" because he is an "affiliated person" as defined in the Investment Company Act of 1940, as amended (the "1940 Act").

            The persons named in the accompanying form of proxy intend to vote each such proxy for the election of the nominees listed above, unless stockholders specifically indicate on their proxies the desire to withhold authority to vote for the nominee. It is not contemplated that either nominee will be unable to serve as a Director for any reason, but if that should occur prior to the Meeting, the proxyholders reserve the right to substitute another person of their choice as nominee. Each nominee listed above has consented to being named in this Proxy Statement and has agreed to serve as a Director if elected.

            The Fund has an audit committee  comprised of Douglas Wu,  Frederick
A. Parker, Jr., and Thomas B. Winmill, the function of which is routinely to review financial statements and other audit-related matters as they arise throughout the year. The Fund has an executive committee comprised of Thomas B. Winmill, the function of which is to exercise the powers of the Board of Directors between meetings of the Board to the extent permitted by law to be delegated and not delegated by the Board to any other committee. Mr. Winmill is an "interested person" because he is an "affiliated person" as defined in the 1940 Act. The Fund has no standing nominating or compensation committee or any committee performing similar functions.

            Information relevant to the Continuing Directors is set forth below. Each Director who is deemed to be an "interested person" because he is an "affiliated person" as defined in the 1940 Act is indicated by an asterisk.


Name, Principal Occupation, Business Experience for Past Five Years,                      Director                Year Term
Address, and Age                                                                           Since                   Expires
--------------------------------------------------------------------------------

CLASS I:

FREDERICK A. PARKER, JR. -- He is retired President and Chief Executive Officer             1996                     2003
of American Pure Water Corporation, a manufacturer of water purifying equipment.
His address is 219 East 69th Street,  New York,  New York 10021.  He was born on
November 14, 1926.

CLASS IV:

THOMAS B. WINMILL* -- He is President, Chief Executive Officer, and General                 1996                     2001
Counsel of the Fund, as well as the other investment companies in the Investment
Company Complex, and of WCI and certain of its affiliates.  He also is President of the Investment  Manager. He is a member of the New York State Bar and the SEC
Rules Committee of the Investment Company  Institute.  He is a son of Bassett S.
Winmill,  the  Chairman  of the Board of the Fund.  His  address  is 11  Hanover
Square, New York, New York 10005. He was born on June 25, 1959.


CLASS V:

BASSETT S. WINMILL* -- He is Chairman of the Board of the Fund, as well as                   1996                    2002
other investment companies in the Investment Company Complex, and of WCI.  He is a member of the New York Society of Security Analysts, the Association for
Investment Management and Research, and the International Society of Financial
Analysts.  He is the father of Thomas B. Winmill, the President, Chief Executive
Officer, and General Counsel of the Fund.  His address is 11 Hanover Square, New
York, New York 10005.  He was born on February 10, 1930.

            The executive officers, other than those who serve as Directors, and their relevant biographical information are set forth below:

STEVEN A. LANDIS - Senior Vice President. He also is Senior Vice President of the other investment companies in the Investment Company Complex, and the Investment Manager and certain of its affiliates. From 1993 to 1995, he was Associate Director - Proprietary Trading at Barclays de Zoete Wedd Securities Inc. and, from 1992 to 1993, he was Director, Bond Arbitrage at WG Trading Company. He was born on March 1, 1955.

            JOSEPH LEUNG, CPA - Treasurer and Chief Accounting Officer. He also is Treasurer and Chief Accounting Officer of the other investment companies in the Investment Company Complex, and the Investment Manager and its affiliates. From 1992 to 1995, he held various positions with Coopers & Lybrand LLP, a public accounting firm. He is a member of the American Institute of Certified Public Accountants. He was born on September 15, 1965.

            DEBORAH ANN SULLIVAN - Vice President, Secretary and Chief Compliance Officer. She also is Vice President, Secretary and Chief Compliance Officer of the other investment companies in the Investment Company Complex, and the Investment Manager and certain of its affiliates. From 1993 to 1994, she was the Blue Sky Paralegal for SunAmerica Asset Management Corporation and, from 1992 to 1993, she was Compliance Administrator and Blue Sky Administrator with Prudential Securities, Inc. and Prudential Mutual Fund Management, Inc. She is a member of the New York State Bar. She was born on June 13, 1969.

            The address of each executive officer of the Fund is 11 Hanover Square, New York, New York 10005.

            The following table presents certain information regarding the beneficial ownership of the Fund's shares as of the Record Date by each officer and Director of the Fund owning shares on such date. In each case, such amount constitutes less than 1% of the Fund's outstanding shares.


Name of Officer or Director                     Number of Shares
---------------------------------  ------------------------------------------
Robert D. Anderson                                   200
Steven A. Landis                                      50
Joseph Leung                                           0
Frederick A. Parker, Jr.                             326
Deborah Ann Sullivan                                   0
Bassett S. Winmill                                  5000
Thomas B. Winmill                                     22.927
Douglas Wu                                             0

     WCI and its subsidiaries, of which Bassett S. Winmill may be deemed a controlling person, also own in the aggregate 121,476.210 Fund shares, or 16.00% of all outstanding on the Record Date. Mr. Winmill disclaims beneficial ownership of such shares.

            The Fund pays its Directors who are not "interested persons" of the Fund an annual retainer of $2,500, and a per meeting fee of $2,750, and reimburses them for their meeting expenses. The Fund also pays such Directors $250 per special telephonic meeting attended and per committee meeting attended. The Fund does not pay any other remuneration to its executive officers and Directors, and the Fund has no bonus, pension, profit-sharing, or retirement plan. The Fund had 9 Board meetings, 1 audit committee meeting, and no executive committee meetings during the Fund's most recently completed fiscal year. No Director attended less than 75% of all Board and all committee meetings held during such year during the period such Director was in office or on such committee. For the fiscal year ended June 30, 1999, the aggregate amount of compensation paid to the nominee by the Fund and by all other investment companies advised by CEF Advisers, Inc. (the "Investment Manager"), the Fund's investment adviser, and its affiliates (collectively, the "Investment Company Complex") for which such nominee is a Board member (the current number of which is set forth in parenthesis next to the nominee's total compensation) was as follows:


                                                                            Total Compensation from Fund and
                                             Aggregate Compensation        Investment Company Complex (the
Name of Nominee                                  from the Fund             number of other funds) Paid to Nominee
-----------------------------------------------------------  -----------------------------------------------

Robert D. Anderson                                       $0                                     $0 (4)
Douglas Wu                                          $15,000                                $15,000 (0)

The aggregate amount of compensation paid to each continuing Director by the Fund and by all other funds in the Investment Company Complex for which such continuing Director is a Board
Member (the number of which is set forth in parenthesis next to the continuing
Director's total compensation) for the fiscal year ended June 30, 1999, was as follows:


                                                Aggregate                  Total Compensation from Fund and
                                          Compensation from the         Investment Company Complex (number of
Name of Continuing Director                       Fund                 other funds) Paid to Continuing Director
-------------------------------------------------------------------------------------------------------------------------------

Frederick A. Parker, Jr.                       $15,000                                  $15,000 (0)
Bassett S. Winmill                                  $0                                       $0 (5)
Thomas B. Winmill                                   $0                                       $0 (8)

The  Investment  Manager,  located at 11
Hanover  Square,   New  York,  New  York
10005,  is a wholly-owned  subsidiary of
WCI,  a  publicly-owned   company  whose
securities  are  listed  on  The  Nasdaq
Stock  Market.  During the  fiscal  year
ended June 30,  1999,  the Fund paid the
Investment    Manager   no    investment
management fees.  Bassett S. Winmill,  a
Director  of the  Fund,  may be deemed a
controlling  person  of WCI on the basis
of his ownership of 100% of WCI's voting
stock and, therefore,  of the Investment
Manager.  In  February  and March  1999,
Robert D.  Anderson,  Bassett S. Winmill
and  Thomas  B.   Winmill  sold  29,000,
36,500,  and 52,250 shares  respectively
of  WCI's  Class A  common  stock on the
open  market at prices  varying  between
$3.69 and $9.25 per share.  In September
1999,  Robert D.  Anderson,  Bassett  S.
Winmill,  and Thomas B. Winmill received
from WCI, respectively,  10,000, 40,000,
and 40,000  incentive  stock  options to
purchase  shares of WCI's Class A common
stock at, respectively, $2.375, $2.6125,
and  $2.6125  per share.  These  options
expire after five years.

Vote Required

            Inasmuch as the election of the nominees was approved by the vote of a majority of the Board of Directors, the election of the nominees requires the affirmative vote of a plurality of the votes cast at the Meeting.

THE FUND'S BOARD OF DIRECTORS, INCLUDING THE "NON-INTERESTED" DIRECTORS, RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES.


PROPOSAL 2: RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

            The Investment Company Act of 1940, as amended (the "1940 Act"), requires that the Fund's independent auditors be selected by a majority of those Directors who are not "interested persons" (as defined in the 1940 Act) of the Fund; that such selection be submitted for ratification or rejection at the Meeting; and that the employment of such independent auditors be conditioned upon the right of the Fund, by vote of a majority of its outstanding securities at any meeting called for that purpose, to terminate such employment forthwith without penalty. The Fund's Board of Directors, including a majority of those Directors who are not "interested persons," approved the selection of Tait, Weller & Baker for the fiscal period commencing July 1, 1999 at a Board meeting held on September 8, 1999. Accordingly, the selection by the Fund's Board of Tait, Weller & Baker as independent auditors for the fiscal period commencing July 1, 1999 is submitted to stockholders for ratification or rejection. Apart from its fees received as independent auditors, neither Tait, Weller & Baker nor any of its partners has a direct, or material indirect, financial interest in the Fund or the Investment Manager.

            Tait, Weller & Baker acted as independent auditors of the Fund since its organization through the fiscal year ended June 30, 1998, and acts as independent auditors of WCI. Sanville & Company ("Sanville") served as the independent auditors for the Fund for the fiscal year ended June 30, 1999. At the Fund's Board of Directors meeting held on September 8, 1999, with the approval of the Board's audit committee the Board of Directors dismissed Sanville as the independent auditors of the Fund and approved the selection of Tait, Weller & Baker as the independent auditors of the Fund for the fiscal period beginning July 1, 1999. In connection with the audit of the fiscal year ended June 30, 1999 and subsequent interim period through September 8, 1999, there were no disagreements with Sanville on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. The audit report of Sanville on the financial statements of the Fund as of and for the year ended June 30, 1999, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

            The Fund's Board believes that the employment of the services of Tait, Weller & Baker, as described herein, is in the best interests of the Fund. A representative of Sanville is not expected to be present at the Meeting, have the opportunity to make a statement, nor be available to respond to questions. A representative of Tait, Weller & Baker is expected to be present at the Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

THE FUND'S BOARD OF DIRECTORS, INCLUDING THE "NON-INTERESTED" DIRECTORS, RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF TAIT, WELLER & BAKER AS INDEPENDENT AUDITORS OF THE FUND.

PROPOSAL 3: TO CHANGE THE FUND'S INVESTMENT OBJECTIVE AND CERTAIN
            INVESTMENT POLICIES.

Introduction

            The Fund currently seeks to achieve its investment objective of providing a high level of current income, liquidity, and safety of principal by investing primarily in securities backed by the full faith and credit of the United States ("U.S. Government Securities"). It currently is a fundamental policy of the Fund to invest at least 65% of the value of its total assets in U.S. Government Securities, including direct obligations of the United States (such as U.S. Treasury bills, notes, and bonds) and certain agency securities, such as those issued by the Government National Mortgage Association ("GNMA"). The Fund may invest up to 35% of the value of its total assets in other securities, including common stocks and other equity securities and securities issued by agencies and instrumentalities of the U.S. Government that may have different levels of government backing but which are not backed by the full faith and credit of the U.S. Government. In addition, the Fund may engage in various investment techniques, such as leveraging, lending portfolio securities, writing covered call options, and purchasing securities on a when-issued basis as described in its Prospectus and Statement of Additional Information. On August 17, 1998, the Fund announced that it intended to invest up to 35% of its total assets in equity and other securities, commencing on October 19, 1998.

            Management believes that a portion of the Fund's assets may be invested more effectively if the permissible investments are broadened to include equity securities, convertible securities, and fixed income securities, particularly those issued by companies involved in natural resources and commodities. Issuers of these securities may include U.S. and foreign entities, including small capitalization companies and private companies, and such securities may be denominated in U.S. dollars or foreign currencies.

            In a rapidly changing market, it is important for the Fund to have the flexibility to purchase a variety of instruments because while under certain market conditions certain types of securities may be deemed most appropriate for purchase by the Fund, under other market conditions other types of securities may be deemed preferable. By expanding the universe of securities the Fund may purchase, the Fund's management will be given the opportunity to adjust the Fund's portfolio from time to time in such manner as it then deems appropriate. The proposed securities in which the Fund would be permitted to invest are described in further detail below.

            The proposed changes to the Fund's policies are designed to combine the growth potential of equities and other securities with the more regular income that investing in U.S. Government Securities can provide. The approach proposed by management will attempt to balance the potential for growth and greater volatility of equity and other securities with the generally more stable income and the relatively more moderate price fluctuations of U.S. Government Securities. There can be no assurance, however, that this attempt will be successful. Increasing the range of investments the Fund may make will increase the risks to which the Fund's portfolio will be exposed and will increase the volatility of the overall portfolio. Further, these changes will cause the net asset value of the Fund's shares to fall at a faster rate, under certain conditions, and will increase the overall risk to the Fund's portfolio.

            This Proposal involves changing the Fund's investment objective, fundamental policies and investment restrictions. The 1940 Act requires that a relatively limited number of investment policies and restrictions be designated as fundamental policies which may not be changed without stockholder approval. These policies relate to (a) the classification and subclassification under the 1940 Act within which the Fund may operate, (b) borrowing money, (c) issuing senior securities, (d) engaging in the business of underwriting securities issued by other persons, (e) concentrating investments in a particular industry or group of industries, (f) purchasing and selling real estate or commodities,
(g) making loans to others persons, and (h) changing the nature of the business so as to cease to be an investment company. When the Fund was formed, its Board designated a number of other policies as fundamental, in large part in response to certain regulatory requirements or business or industry conditions that no longer exist, and adopted certain restrictions which now are believed to be unduly restrictive. In addition, stockholders of the Fund are being asked in Proposal 4 to change the Fund's classification from a diversified to a non-diversified investment company, which would call for the deletion of the Fund's investment restriction pertaining to diversification.

            This Proposal involves changing the Fund's investment objective, which currently is fundamental and therefore cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of the Fund's outstanding shares, to non-fundamental. As a non-fundamental policy, the proposed investment objective may be changed by vote of the Fund's Directors at any time without stockholder approval, subject to compliance with applicable Securities and Exchange Commission ("SEC") requirements.

            To enable the Fund to broaden its permissible investments as described below, the Fund's Board, at a meeting held on September 8, 1999 unanimously approved changes in the Fund's investment objective, fundamental policies and investment restrictions, and directed that this Proposal be submitted to stockholders for their approval. If this Proposal is approved, it will increase the Fund's ability to invest in equity securities and other types of non-fixed income investments. Inasmuch as these types of investment often tend to be more volatile than U.S. Government Securities and earn less income, stockholders should consider that this could have the effect of increasing the volatility of the net asset value and market price of the Fund's shares and result in the Fund's shares trading at a greater discount to net asset value, with less liquidity, and/or greater spreads and earn a lower yield than other closed-end fund shares that invest primarily in U.S. Government Securities.

Changes to Investment Objective and Management Policies

            If the Proposal is approved, the Fund would change its investment objective from the current fundamental one of providing a high level of current income, liquidity, and safety of principal by investing primarily in securities backed by the full faith and credit of U.S. Government Securities to the proposed non-fundamental one of providing shareholders with an attractive rate of total return from capital appreciation and income. To achieve this new investment objective, as a non-fundamental policy, the Fund would invest at least 50% of the value of its total assets in U.S. Government Securities, obligations of other U.S. Government agencies or instrumentalities, including inflation-indexed instruments, and money market instruments described below. As a non-fundamental policy, the Fund would invest the remainder of its total assets primarily in equity and other securities of selected growth companies that, in the Investment Manager's opinion, will grow faster than the economy as a whole, and companies that invest or deal in natural resources or commodities, based on its analysis of issuer fundamentals, technical and economic trends, and other factors. As a non-fundamental policy, the securities in which the Fund would be permitted to invest would include equity securities, such as common stocks and preferred stocks, convertible securities, non-municipal debt securities, mortgage-related securities (including inverse floaters), asset-backed securities, warrants, loan participation interests, securities of other investment companies, and securities issued by companies that invest or deal in natural resources or commodities ("Additional Portfolio Securities"). Issuers of these securities may include U.S. and foreign entities, including small capitalization companies and private companies, and such securities may be denominated in U.S. dollars or foreign currencies. Except as described below, the new investment objective and management policies would be non- fundamental.

Additional Portfolio Securities

            If this Proposal is approved, the Fund would be permitted to invest, except where noted, up to 50% of the value of its total assets in the following Additional Portfolio Securities. For a more detailed discussion of the Additional Portfolio Securities and their related risks, see "Certain Additional Portfolio Securities" below.

Equity Securities. The Fund would be permitted to invest in equity securities, including common stocks, preferred stocks and securities that are convertible into common stocks of domestic and foreign issuers ("convertible securities"). The Fund also would be permitted to invest in equity securities in the form of depositary receipts, and in warrants to purchase equity securities.

Fixed-Income Securities. The Fund would be permitted to invest in fixed-income securities, such as bonds, debentures, notes, mortgage-related securities, and asset-backed securities of domestic and foreign issuers (collectively, "Fixed Income Securities"). The issuers of these obligations may include domestic and foreign corporations, partnerships or trusts, and governments or their political subdivisions, agencies or instrumentalities. The Fund will invest less than 50% of its total assets in convertible securities rated below investment grade. These instruments may be subject to certain risks with respect to the issuing entity and to greater market fluctuations than certain lower yielding, higher rated Fixed Income Securities. For a discussion of the risks related to investing in convertible securities rated below investment grade, see "Certain Additional Portfolio Securities" below.

Money Market Instruments. The Fund would be permitted to invest in money market instruments, which include U.S. Government securities, certificates of deposit, time deposits, bankers' acceptances, short-term investment grade corporate bonds and other short-term debt instruments, and repurchase agreements. The Fund currently may invest in money market instruments under certain conditions as described above.

Investment Company Securities. The Fund also would be permitted to invest in securities of other open-end and closed end investment companies which principally invest in securities of the type in which the Fund invests and other securities. Under the 1940 Act, purchasers of the securities of other investment companies, subject to certain exceptions, are limited to a maximum of (i) 3% of the total voting stock of any one investment company, (ii) 5% of the Fund's total assets with respect to any one investment company and (ii) 10% of the Fund's total assets in the aggregate. Investments in the securities of investment companies may involve duplication of advisory fees and certain other expenses.

Nonetheless, the Fund's Board believes that these changes will provide the Fund greater flexibility to achieve its proposed investment objective.

            If Proposal 3 is approved, the Fund, except as noted, would be permitted to invest up to 50% of its total assets in the portfolio securities described below.

                     Certain Additional Portfolio Securities

Equity Securities

            Common and Preferred Stocks -- Stocks represent shares of ownership in a company. Generally, preferred stock has a specified dividend and ranks after bonds and before common stocks in its claim on income for dividend payments and on assets should the company be liquidated. After other claims are satisfied, common stockholders participate in company profits on a pro-rata basis; profits may be paid out in dividends or reinvested in the company to help it grow. Increases and decreases in earnings are usually reflected in a company's stock price, so common stocks generally have the greatest appreciation and depreciation potential of all corporate securities. While most preferred stocks pay a dividend, the Fund may purchase preferred stock where the issuer has omitted, or is likely to omit, payment of its dividend. Such investments would be made primarily for their capital appreciation potential.

            Warrants -- A warrant is an instrument issued by a corporation which gives the holder the right to subscribe to a specified amount of the corporation's capital stock at a set price for a specified period of time.

            Convertible Securities -- Convertible securities may be converted at either a stated price or stated rate into underlying shares of common stock. Convertible securities have characteristics similar to both fixed-income and equity securities. Convertible securities generally are subordinated to other similar but non-convertible securities of the same issuer, although convertible bonds, as corporate debt obligations, enjoy seniority in right of payment to all equity securities, and convertible preferred stock is senior to common stock, of the same issuer. Because of the subordination feature, however, convertible securities typically have lower ratings than similar non-convertible securities.

            Although to a lesser extent than with fixed-income securities, the market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stock. A unique feature of convertible securities is that as the market price of the underlying common stock declines, convertible securities tend to trade increasingly on a yield basis, and so may not experience market value declines to the same extent as the underlying common stock. When the market price of the underlying common stock increases, the prices of the convertible securities tend to rise as a reflection of the value of the underlying common stock. While no securities investments are without risk, investments in convertible securities generally entail less risk than investments in common stock of the same issuer.

            Convertible securities are investments that provide for a stable stream of income with generally higher yields than common stocks. There can be no assurance of current income because the issuers of the convertible securities may default on their obligations. A convertible security, in addition to providing fixed income, offers the potential for capital appreciation through the conversion feature, which enables the holder to benefit from increases in the market price of the underlying common stock. There can be no assurance of capital appreciation, however, because securities prices fluctuate. Convertible securities, however, generally offer lower interest or dividend yields than non-convertible securities of similar quality because of the potential for capital appreciation.

            Convertible  securities generally are not investment grade, that is, not rated within the four highest categories by a credit rating agency, such as Standard & Poor's Ratings Group ("S&P") or Moody's Investor Services, Inc. ("Moody's"). To the extent that such convertible securities and other non-convertible debt securities, which are acquired by the Fund, are rated lower than investment grade or are not rated, there would be a greater risk as to the timely repayment of the principal of, and timely payment of interest or dividends on, those securities. Securities rated BB or lower by S&P or Ba or lower by Moody's are often referred to as "junk bonds" and may include securities of issuers in default. "Junk bonds" are considered by the rating agencies to be predominantly speculative and may involve major risk exposures such as: (i) vulnerability to economic downturns and changes in interest rates;
(ii) sensitivity to adverse economic changes and corporate developments; (iii) redemption or call provisions which may be exercised at inopportune times; (iv) difficulty in accurately valuing or disposing of such securities; (v) subordination to other debt of the issuer; and (vi) junk bonds are generally unsecured.

            As a non-fundamental policy, the Fund's investments in securities of issuers in default will be limited to not more than 5% of the total assets of the Fund. Further, the Fund will invest in securities of issuers in default only when the Investment Manager believes that such issuers will emerge from bankruptcy and the value of such securities will appreciate. By investing in securities of issuers in default the Fund bears the risk that such issuers will not emerge from bankruptcy or that the value of such securities will not appreciate. Securities rated BBB by S&P or Baa by Moody's, in the opinion of the rating agencies, also have speculative characteristics. Securities need not meet a minimum rating standard in order to be acceptable for investment by the Fund.

            In the absence of adequate anti-dilution provisions in a convertible security, dilution in the value of the Fund's holding may occur in the event the underlying stock is subdivided, additional securities are issued for below market value, a stock dividend is declared, or the issuer enters into another type of corporate transaction which has a similar effect. Every convertible security may be valued, on a theoretical basis, as if it did not have a conversion privilege. This theoretical value is determined by the yield it provides in comparison with the yields of other securities of comparable character and quality which do not have a conversion privilege. This theoretical value, which may change with prevailing interest rates, the credit rating of the issuer and other pertinent factors, often referred to as the "investment value," represents the security's theoretical price support level.

            "Conversion value" is the amount a convertible security would be worth in market value if it were to be exchanged for the underlying equity security pursuant to its conversion privilege. Conversion value fluctuates directly with the price of the underlying equity security, usually common stock. If, because of low prices for the common stock, the conversion value is substantially below the investment value, the price of the convertible security is governed principally by the factors described in the preceding paragraph. If the conversion value rises near or above its investment value, the price of the convertible security generally will rise above its investment value and, in addition, will sell at some premium over its conversion value. This premium represents the price investors are willing to pay for the privilege of purchasing a fixed-income security with a possibility of capital appreciation due to the conversion privilege. If this appreciation potential is not realized, this premium may not be recovered. In its selection of convertible securities for the Fund, the Investment Manager will not emphasize either investment value or conversion value, but will consider both in light of the Fund's overall investment objective.

            The Fund has no limit on the  amount of its  assets it may invest in unregistered and otherwise illiquid convertible securities and other investments. Unregistered securities are securities that cannot be sold publicly in the United States without registration under the Securities Act of 1933, as amended (the "1933 Act"). Unregistered securities generally can be resold only in privately negotiated transactions with a limited number of purchasers, in a public offering registered under the 1933 Act, or pursuant to an exemption therefrom. Considerable delay could be encountered in either event and, unless otherwise contractually provided for, the Fund's proceeds upon sale may be reduced by the costs of registration or underwriting discounts. The difficulties and delays associated with such transactions could result in the Fund's inability to realize a favorable price upon disposition of unregistered securities, and at times might make disposition of such securities impossible. When unregistered convertible securities are converted into common stock and the common stock is publicly traded (as is typically the case), the common stock normally may be resold publicly under certain volume and other restrictions beginning one year following the acquisition of the unregistered convertible securities and without any restrictions beginning two years after the acquisition of the unregistered convertible securities. Securities freely salable among qualified institutional investors under special rules adopted by the SEC may be treated as liquid if they satisfy institutional liquidity standards established by the Board of Directors. The continued liquidity of such securities is not as well assured as that of publicly traded securities.

            Real Estate Investment Trusts -- A real estate investment trust ("REIT") is a corporation, or a business trust that would otherwise be taxed as a corporation, which meets the definitional requirements of the Internal Revenue Code of 1986, as amended ("Code"). The Code permits a qualifying REIT to deduct dividends paid, thereby effectively eliminating corporate level Federal income tax and making the REIT a pass-through vehicle for Federal income tax purposes. To meet the definitional requirements of the Code, a REIT must, among other things, invest substantially all of its assets in interests in real estate (including mortgages and other REITs) or cash and government securities, derive most of its income from rents from real property or interest on loans secured by mortgages on real property, and distribute to stockholders annually a substantial portion of its otherwise taxable income.

            REITs are characterized as equity REITs, mortgage REITs and hybrid REITs. Equity REITs, which may include operating or finance companies, own real estate directly and the value of, and income earned by, the REITs depends upon the income of the underlying properties and the rental income they earn. Equity REITs also can realize capital gains (or losses) by selling properties that have appreciated (or depreciated) in value. Mortgage REITs can make construction, development or long-term mortgage loans and are sensitive to the credit quality of the borrower. Mortgage REITs derive their income from interest payments on such loans. Hybrid REITs combine the characteristics of both equity and mortgage REITs, generally by holding both ownership interests and mortgage interests in real estate. The value of securities issued by REITs are affected by tax and regulatory requirements and by perceptions of management skill. They also are subject to heavy cash flow dependency, defaults by borrowers or tenants, self-liquidation and the possibility of failing to qualify for tax-free status under the Code or to maintain exemption from the 1940 Act.

            Risks -- Equity securities fluctuate in value, often based on factors unrelated to the value of the issuer of the securities, and such fluctuations can be pronounced. Changes in the value of the Fund's investments will result in changes in the value of its shares and thus the Fund's total return to investors. The value of a Fund's investments in certain equity securities may be affected by changes in the price of precious metals, such as gold, platinum and silver. Precious metals have been subject to substantial price fluctuations over short periods of time. The prices have been influenced by industrial and commercial demand, investment and speculation, and monetary and fiscal policies of central banks and governmental and international agencies. Changes in political, social and economic conditions affecting the countries which are major producers of precious metals also pose certain risks to a Fund's investments.

Fixed Income Securities

            U.S. Treasury Securities -- U.S. Treasury securities include Treasury Inflation-Protection Securities ("TIPS"), which are newly created securities issued by the U.S. Treasury designed to provide investors a long term investment vehicle that is not vulnerable to inflation. The interest rate paid by TIPS is fixed, while the principal value rises or falls semi-annually based on changes in a published Consumer Price Index. Thus, if inflation occurs, the principal and interest payments on the TIPS are adjusted accordingly to protect investors from inflationary loss. During a deflationary period, the principal and interest payments decrease, although the TIPS' principal will not drop below its face amount at maturity.

            In exchange for the inflation protection, TIPS generally pay lower interest rates than typical Treasury securities. Only if inflation occurs will TIPS offer a higher real yield than a conventional Treasury bond of the same maturity. In addition, it is not possible to predict with assurance how the market for TIPS will develop; initially, the secondary market for these securities may not be as active or liquid as the secondary market for conventional Treasury securities. Principal appreciation and interest payments on TIPS will be taxed annually as ordinary interest income for Federal income tax calculations. As a result, any appreciation in principal must be counted as interest income in the year the increase occurs, even though the investor will not receive such amounts until the TIPS are sold or mature. Principal appreciation and interest payments will be exempt from state and local income taxes.

            Money Market Instruments -- Money market instruments include the following:

             U.S. Government Securities. Securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities include U.S. Treasury securities that differ in their interest rates, maturities and times of issuance. Some obligations issued or guaranteed by U.S. Government agencies and instrumentalities are supported by the full faith and credit of the U.S. Treasury; others by the right of the issuer to borrow from the Treasury; others by discretionary authority of the U.S. Government to purchase certain obligations of the agency or instrumentality; and others only by the credit of the agency or instrumentality. These securities bear fixed, floating or variable rates of interest. While the U.S. Government provides financial support to such U.S. Government-sponsored agencies and instrumentalities, no assurance can be given that it will always do so since it is not so obligated by law.

             Repurchase Agreements. In a repurchase agreement, a Fund buys, and the seller agrees to repurchase, a security at a mutually agreed upon time and price (usually within seven days). The repurchase agreement thereby determines the yield during the purchaser's holding period, while the seller's obligation to repurchase is secured by the value of the underlying security. Repurchase agreements could involve risks in the event of a default or insolvency of the other party to the agreement, including possible delays or restrictions upon the Fund's ability to dispose of the underlying securities. The Fund may enter into repurchase agreements with certain banks or non-bank dealers.

             Bank Obligations. Bank obligations include certificates of deposit, time deposits, bankers' acceptances and other short-term obligations issued by domestic banks, foreign subsidiaries or foreign branches of domestic banks, domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions. With respect to such securities issued by foreign subsidiaries or foreign branches of domestic banks, and domestic and foreign branches of foreign banks, the Fund may be subject to additional investment risks that are different in some respects from those incurred by a fund which invests only in debt obligations of U.S. domestic issuers.

            Certificates of deposit are negotiable  certificates  evidencing the obligation of a bank to repay funds deposited with it for a specified period of time. Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time (in no event longer than seven days) at a stated interest rate. Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations bearing fixed, floating or variable interest rates.

             Commercial Paper. Commercial paper consists of short-term, unsecured promissory notes issued to finance short-term credit needs. These instruments include variable amount master demand notes, which are obligations that permit a Fund to invest fluctuating amounts at varying rates of interest pursuant to direct arrangements between the Fund, as lender, and the borrower. These notes permit daily changes in the amounts borrowed. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value, plus accrued interest, at any time. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Fund's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand.

            Zero Coupon Securities -- Zero coupon U.S. Treasury securities are Treasury Notes and Bonds that have been stripped of their unmatured interest coupons, the coupons themselves and receipts or certificates representing interests in such stripped debt obligations and coupons. Zero coupon securities also are issued by corporations and financial institutions which may constitute a proportionate ownership of the issuer's pool of underlying U.S. Treasury securities. A zero coupon security pays no interest to its holder during its life and is sold at a discount to its face value at maturity. The market prices of zero coupon securities generally are more volatile than the market prices of securities that pay interest periodically and are likely to respond to a greater degree to changes in interest rates than non-zero coupon securities having similar maturities and credit qualities.

            Foreign Government Obligations; Securities of Supranational Entities -- These are obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities and may include debt obligations of supranational entities. Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the World Bank), the
European Coal and Steel Community, the Asian Development Bank and the InterAmerican Development Bank.

            Corporate Debt Securities -- Corporate debt securities include bonds, debentures, notes and other similar instruments, including convertible securities issued by domestic and foreign entities. Debt securities may be acquired with warrants attached. These securities also may include forms of preferred or preference stock. The rate of interest on a corporate debt security may be fixed, floating or variable, and may vary inversely with respect to a reference rate. The rate of return or return of principal on some debt obligations may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies. Variable and floating rate securities provide for a periodic adjustment in the interest rate paid on the obligations. The terms of such obligations must provide that interest rates are adjusted periodically based upon an interest rate adjustment index as provided in the respective obligations. The adjustment intervals may be regular, and range from daily up to annually, or may be event based, such as based on a change in the prime rate. The interest rate on floating rate debt instruments ("floaters") is a variable rate which is tied to another interest rate, such as a money-market index or Treasury bill rate. The interest rate on a floater resets periodically. Because of the interest rate reset feature, floaters provide the Fund with a certain degree of protection against rises in interest rates, although the Fund will participate in any declines in interest rates as well. The interest rate on inverse floating rate debt instruments ("inverse floaters") resets in the opposite direction from the market rate of interest to which the inverse floater is indexed. An inverse floating rate security may exhibit greater price volatility than a fixed rate obligation of similar credit quality. See "Mortgage-Related Securities" below.

            Participation Interests -- Participation interests are corporate obligations, denominated in U.S. dollars or foreign currencies, that are originated, negotiated and structured by a syndicate of lenders ("Co-Lenders") consisting of commercial banks, thrift institutions, insurance companies, finance companies or other financial institutions, one or more of which administers the security on behalf of the syndicate ("Agent Bank"). Co-Lenders may sell such securities to third parties called "Participants." The Fund may invest in such securities either by participating as a Co-Lender at origination or by acquiring an interest in the security from a Co-Lender or a Participant (collectively, "participation interests"). Co-Lenders and Participants interposed between the Fund and the corporate borrower ("Borrower"), together with Agent Banks, are referred to herein as "Intermediate Participants." The Fund will not act as an Agent Bank, guarantor or sole negotiator with respect to securities that are the subject of a participation interest. A participation interest gives the Fund an undivided interest in the security in the proportion that the Fund's participation interest bears to the total principal amount of the security. These instruments may have fixed, floating or variable rates of interest. The Fund also may purchase a participation interest in a portion of the rights of an Intermediate Participant, which would not establish any direct relationship between the Fund and the Borrower. In such cases, the Fund would be required to rely on the Intermediate Participant that sold the participation interest not only for the enforcement of the Fund's rights against the Borrower, but also for the receipt and processing of payments due to the Fund under the security. Because it may be necessary to assert through an Intermediate Participant such rights as may exist against the Borrower, if the Borrower fails to pay principal and interest when due, the Fund may be subject to delays, expenses and risks that are greater than those that would be involved if the Fund were to enforce its rights directly against the Borrower. Moreover, under the terms of a participation interest, the Fund may be regarded as a creditor of the Intermediate Participant (rather than of the Borrower), so that the Fund also may be subject to the risk that the Intermediate Participant may become insolvent. Similar risks may arise with respect to the Agent Bank if, for example, assets held by the Agent Bank for the benefit of the Fund were determined by the appropriate regulatory authority or court to be subject to the claims of the Agent Bank's creditors. In such case, the Fund might incur certain costs and delays in realizing payment in connection with the participation interest or suffer a loss of principal and/or interest. Further, in the event of the bankruptcy or insolvency of the Borrower, the obligation of the Borrower to repay the loan may be subject to certain defenses that can be asserted by such Borrower as a result of improper conduct by the Agent Bank or Intermediate Participant. For certain participation interests, the Fund will have the right to demand payment, on not more than seven days' notice, for all or any part of the Fund's participation interest in the security, plus accrued interest. As to these instruments, the Fund intends to exercise its right to demand payment only upon a default under the terms of the security, as needed to provide liquidity or to maintain or improve the quality of its investment portfolio.

            Mortgage-Related Securities -- Mortgage-related securities are a form of derivative collateralized by pools of commercial or residential mortgages. Pools of mortgage loans are assembled as securities for sale to investors by various governmental, government-related and private organizations. These securities may include complex instruments such as collateralized mortgage obligations and stripped mortgage-backed securities, mortgage pass-through securities, interests in real estate mortgage investment conduits ("REMICs") or other kinds of mortgage-backed securities, including those with fixed, floating and variable interest rates, those with interest rates that change based on multiples of changes in a specified index of interest rates and those with interest rates that change inversely to changes in interest rates.

             Government-Agency   Securities  --  Mortgage-related   securities
issued by GNMA include GNMA Mortgage Pass-Through Certificates (also known as "Ginnie Maes") which are guaranteed as to the timely payment of principal and interest by GNMA and such guarantee is backed by the full faith and credit of the United States. GNMA is a wholly-owned U.S. Government corporation within the Department of Housing and Urban Development. GNMA certificates also are supported by the authority of GNMA to borrow funds from the U.S. Treasury to make payments under its guarantee.

             Government-Related Securities -- Mortgage-related securities issued by the Federal National Mortgage Association ("FNMA") include FNMA Guaranteed Mortgage Pass-Through Certificates (also known as "Fannie Maes") which are solely the obligations of FNMA and are not backed by or entitled to the full faith and credit of the United States. FNMA is a government-sponsored organization owned entirely by private stockholders. Fannie Maes are guaranteed as to timely payment of principal and interest by FNMA.

            Mortgage-related securities issued by the Federal Home Loan Mortgage Corporation ("FHLMC") include FHLMC Mortgage Participation Certificates (also known as "Freddie Macs" or "PCs"). FHLMC is a corporate instrumentality of the United States created pursuant to an Act of Congress, which is owned entirely by Federal Home Loan Banks. Freddie Macs are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute a debt or obligation of the United States or of any Federal Home Loan Bank. Freddie Macs entitle the holder to timely payment of interest, which is guaranteed by FHLMC. FHLMC guarantees either ultimate collection or timely payment of all principal payments on the underlying mortgage loans. When FHLMC does not guarantee timely payment of principal, FHLMC may remit the amount due on account of its guarantee of ultimate payment of principal at any time after default on an underlying mortgage, but in no event later than one year after it becomes payable.

             Private Entity Securities -- These mortgage-related securities are issued by commercial banks, savings and loan institutions, mortgage bankers, private mortgage insurance companies and other non-governmental issuers. Timely payment of principal and interest on mortgage-related securities backed by pools created by non-governmental issuers often is supported partially by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance. The insurance and guarantees are issued by government entities, private insurers and the mortgage poolers. There can be no assurance that the private insurers or mortgage poolers can meet their obligations under the policies, so that if the issuers default on their obligations the holders of the security could sustain a loss. No insurance or guarantee covers the Fund or the price of the Fund's shares. Mortgage-related securities issued by non-governmental issuers generally offer a higher rate of interest than government-agency and government-related securities because there are no direct or indirect government guarantees of payment.

             Commercial Mortgage-Related Securities -- Commercial mortgage-related securities generally are multi- class debt or pass-through certificates secured by mortgage loans on commercial properties. These mortgage-related securities generally are structured to provide protection to the senior classes investors against potential losses on the underlying mortgage loans. This protection generally is provided by having the holders of subordinated classes of securities ("Subordinated Securities") take the first loss if there are defaults on the underlying commercial mortgage loans. Other protection, which may benefit all of the classes or particular classes, may include issuer guarantees, reserve funds, additional Subordinated Securities, cross-collateralization and over-collateralization.

            Subordinated Securities are issued or sponsored by commercial banks, savings and loan institutions, mortgage bankers, private mortgage insurance companies and other non-governmental issuers. Subordinated Securities have no governmental guarantee, and are subordinated in some manner as to the payment of principal and/or interest to the holders of more senior mortgage-related securities arising out of the same pool of mortgages. The holders of
Subordinated Securities typically are compensated with a higher stated yield than are the holders of more senior mortgage-related securities. On the other hand, Subordinated Securities typically subject the holder to greater risk than senior mortgage-related securities and tend to be rated in a lower rating category, and frequently a substantially lower rating category, than the senior mortgage-related securities issued in respect of the same pool of mortgage. Subordinated Securities generally are likely to be more sensitive to changes in prepayment and interest rates and the market for such securities may be less liquid than is the case for traditional fixed-income securities and senior mortgage-related securities.

            The market for commercial mortgage-related securities developed more recently and in terms of total outstanding principal amount of issues is relatively small compared to the market for residential single-family mortgage-related securities. In addition, commercial lending generally is viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Commercial lending, for example, typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. In addition, the repayment of loans secured by income producing properties typically is dependent upon the successful operation of the related real estate project and the cash flow generated therefrom. Consequently, adverse changes in economic conditions and circumstances are more likely to have an adverse impact on mortgage-related securities secured by loans on commercial properties than on those secured by loans on residential properties.

             Collateralized Mortgage Obligations ("CMOs") -- A CMO is a multi-class bond backed by a pool of mortgage pass-through certificates or mortgage loans. CMOs may be collateralized by (a) Ginnie Mae, Fannie Mae, or Freddie Mac pass-through certificates, (b) unsecuritized mortgage loans insured by the Federal Housing Administration or guaranteed by the Department of
Veterans' Affairs, (c) unsecuritized conventional mortgages, (d) other mortgage-related securities, or (e) any combination thereof. Each class of CMOs, often referred to as a "tranche," is issued at a specific coupon rate and has a stated maturity or final distribution date. Principal prepayments on collateral underlying a CMO may cause it to be retired substantially earlier than the stated maturities or final distribution dates. The principal and interest on the underlying mortgages may be allocated among the several classes of a series of a CMO in many ways. One or more tranches of a CMO may have coupon rates which reset periodically at a specified increment over an index, such as the London Interbank Offered Rate ("LIBOR") (or sometimes more than one index). These floating rate CMOs typically are issued with lifetime caps on the coupon rate thereon. The Fund also may invest in inverse floating rate CMOs. Inverse floating rate CMOs constitute a tranche of a CMO with a coupon rate that moves in the reverse direction to an applicable index such a LIBOR. Accordingly, the coupon rate thereon will increase as interest rates decrease. Inverse floating rate CMOs are typically more volatile than fixed or floating rate tranches of CMOs.

            Many inverse floating rate CMOs have coupons that move inversely to a multiple of the applicable indices. The effect of the coupon varying inversely to a multiple of an applicable index creates a leverage factor. Inverse floaters based on multiples of a stated index are designed to be highly sensitive to changes in interest rates and can subject the holders thereof to extreme reductions of yield and loss of principal. The markets for inverse floating rate CMOs with highly leveraged characteristics at times may be very thin. A Fund's ability to dispose of its positions in such securities will depend on the degree of liquidity in the markets for such securities. It is impossible to predict the amount of trading interest that may exist in such securities, and therefore the future degree of liquidity.

             Stripped Mortgage-Backed Securities -- Stripped mortgage-backed securities are created by segregating the cash flows from underlying mortgage loans or mortgage securities to create two or more new securities, each with a specified percentage of the underlying security's principal or interest payments. Mortgage securities may be partially stripped so that each investor class receives some interest and some principal. When securities are completely stripped, however, all of the interest is distributed to holders of one type of security, known as an interest-only security, or IO, and all of the principal is distributed to holders of another type of security known as a principal-only security, or PO.

             Strips can be created in a pass-through structure or as tranches of a CMO. The yields to maturity on IOs and POs are very sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Fund may not fully recoup its initial investment in IOs. Conversely, if the underlying mortgage assets experience less than anticipated prepayments of principal, the yield on POs could be materially and adversely affected.

             Adjustable-Rate Mortgage Loans ("ARMs") -- ARMs eligible for inclusion in a mortgage pool generally will provide for a fixed initial mortgage interest rate for a specified period of time, generally for either the first three, six, twelve, thirteen, thirty-six, or sixty scheduled monthly payments. Thereafter, the interest rates are subject to periodic adjustment based on changes in an index. ARMs typically have minimum and maximum rates beyond which the mortgage interest rate may not vary over the lifetime of the loans. Certain ARMs provide for additional limitations on the maximum amount by which the mortgage interest rate may adjust for any single adjustment period. Negatively amortizing ARMs may provide limitations on changes in the required monthly payment. Limitations on monthly payments can result in monthly payments that are greater or less than the amount necessary to amortize a negatively amortizing ARM by its maturity at the interest rate in effect during any particular month.

             Other   Mortgage-Related   Securities  --  Other   mortgage-related
securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including CMO residuals. Other mortgage-related securities may be equity or debt securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.

            Asset-Backed Securities -- Asset-backed securities are a form of derivative. The securitization techniques used for asset-backed securities are similar to those used for mortgage-related securities. These securities include debt securities and securities with debt-like characteristics. The collateral for these securities has included home equity loans, automobile and credit card receivables, boat loans, computer leases, airplane leases, mobile home loans, recreational vehicle loans and hospital account receivables. The Fund may invest in these and other types of asset-backed securities that may be developed in the future.

            Asset-backed securities present certain risks that are not presented by mortgage-backed securities. Primarily, these securities may provide the Fund with a less effective security interest in the related collateral than do mortgage-backed securities. Therefore, there is the possibility that recoveries on the underlying collateral may not, in some cases, be available to support payments on these securities.

            Risks -- Even though interest bearing securities are investments which promise a stable stream of income, the prices of such securities generally are inversely affected by changes in interest rates and, therefore, are subject to the risk of market price fluctuations. The values of fixed-income securities also may be affected by changes in the credit rating or financial condition of the issuer. Certain securities purchased by a Fund, such as convertible securities rated below investment grade by a nationally recognized statistical rating organization, may be subject to such risk with respect to the issuing entity and to greater market fluctuations than certain lower yielding, higher rated fixed income securities. Once the rating of a portfolio security has been changed, the Fund will consider all circumstances deemed relevant in determining whether to continue to hold the security.

Foreign Markets, Securities, and Currencies

            Depositary Receipts -- American Depositary Receipts ("ADRs") are receipts typically issued by a United States bank or trust company which evidence ownership of underlying securities issued by a foreign corporation. European Depositary Receipts ("EDRs"), which are sometimes referred to as Continental Depositary Receipts ("CDRs"), are receipts issued in Europe typically by non-United States banks and trust companies that evidence ownership of either foreign or domestic securities. Generally, ADRs in registered form are designed for use in the United States securities markets and EDRs and CDRs in bearer form are designed for use in Europe. These securities may be purchased through "sponsored" or "unsponsored" facilities. A sponsored facility is established jointly by the issuer of the underlying security and a depositary, whereas a depositary may establish an unsponsored facility without participation by the issuer of the deposited security. Holders of unsponsored depositary receipts generally bear all the costs of such facilities and the depositary of an unsponsored facility frequently is under no obligation to distribute stockholder communications received from the issuer of the deposited security or to pass through voting rights to the holders of such receipts in respect of the deposited securities. These securities may not necessarily be denominated in the same currency as the securities into which they may be converted.

            Risks -- Foreign securities markets generally are not as developed or efficient as those in the United States. Securities of some foreign issuers are less liquid and more volatile than securities of comparable U.S. issuers. Similarly, volume and liquidity in most foreign securities markets are less than in the United States and, at times, volatility of price can be greater than in the United States. Because evidences of ownership of such securities usually are held outside the United States, the Fund will be subject to additional risks which include possible adverse political and economic developments, seizure or nationalization of foreign deposits or adoption of governmental restrictions which might adversely affect or restrict the payment of principal and interest on the foreign securities to investors located outside the country of the issuer, whether from currency blockage or otherwise. Since foreign securities often are purchased with and payable in currencies of foreign countries, the value of these assets as measured in U.S. dollars may be affected favorably or unfavorably by changes in currency rates and exchange control regulations.

                 Additional Investment Considerations and Risks

             Private Placements, Private Companies -- The Fund may invest in securities that are sold in private placement transactions between the issuers and their purchasers and that are neither listed on an exchange nor traded in the secondary market and private companies. In many cases, privately placed securities will be subject to contractual or legal restrictions on transfer. As a result of the absence of a public trading market, privately placed securities may in turn be less liquid and more difficult to value than publicly traded securities. Although privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales could, due to illiquidity, be less than if such securities were more widely traded. In addition, private companies (issuers whose securities are not publicly traded) may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by the Fund are required to be registered under the securities laws of one or more jurisdictions before being resold, the Fund may be required to bear the expenses of registration and may be deemed to be an underwriter.

             Small Capitalization Companies -- The Fund may invest in companies that are small or thinly capitalized, and may have a limited operating history. As a result, investment in these securities involves greater risks and may be considered speculative. For example, such companies may have more limited product lines, markets or financial resources than companies with larger capitalizations, and may be more dependent on a small management group. In addition, the securities of such companies may trade less frequently and in smaller volume, and may be subject to more abrupt or erratic price movements, than securities of large companies. The Fund's positions in securities of such companies may be substantial in relation to the market of such securities. Accordingly, it may be difficult for the Fund to dispose of securities of these companies at prevailing market prices. Full development of these companies takes time, and for this reason the Fund should be considered a long term investment and not a vehicle for seeking short term profit. The securities of small or thinly capitalized companies may also be more sensitive to market changes than the securities of large companies. Such companies may not be well known to the investing public and may not have institutional ownership. Such companies may also be more vulnerable than larger companies to adverse business or economic developments.

             Natural Resource Companies -- Resource mining by its nature involves significant risks and hazards. Even when a resource mineralization is discovered, there is no guarantee that the actual reserves of a mine will increase. Exploratory mining can last over a number of years, incur substantial costs, and not lead to any new commercial mining. Resource mining runs the risk of increased environmental, labor or other costs in mining due to environmental hazards, industrial accidents, labor disputes, discharge of toxic chemicals, fire, drought, flooding and other natural acts. Changes in laws relating to mining or resource production or sales could also substantially affect resource values.

             Commodities and Derivatives. Although upon approval of the Proposal the Fund will adopt a non-fundamental restriction that it may not purchase or sell options, futures contracts, including those related to indices, and options on futures contracts or indices, as a non-fundamental policy, such restriction may be changed by vote of the Fund's Directors at any time without stockholder approval, subject to compliance with applicable SEC requirements. In such circumstances, the Fund would engage in options and futures transactions to increase returns. The Fund may engage in certain options strategies to attempt to enhance return or for hedging purposes. The Fund also would use securities index futures contracts, interest rate futures contracts, foreign currency futures contracts, options on futures contracts and forward currency contracts for hedging purposes or in other circumstances, including speculation, to the extent permitted by the CFTC pursuant to the Fund's filing under Rule 4.5. There is a risk that these transactions sometimes may reduce returns or increase volatility. In addition, derivatives, such as options and futures, can be illiquid and highly sensitive to changes in their underlying security, interest rate or index, and as a result can be highly volatile. A small investment in certain derivatives could have a potentially large impact on the Fund's performance.

Corresponding Changes in Investment Restrictions

            If this Proposal is approved by stockholders, the Fund's current Investment Restrictions numbered 5 and 6 (proposed to be renumbered as Investment Restrictions 4 and 5) will be revised to reflect the Fund's proposed investment objective and management policies described in this Proxy Statement, and generally to clarify the extent to which the Fund may invest in certain types of securities or engage in various investment techniques. In addition, current Investment Restriction No. 1, which pertains to the Fund's classification as a "diversified" investment company, will be deleted if Proposal 4 is approved by the Fund's stockholders. If Proposal 4 is not so approved, Investment Restriction No. 1 will remain in effect and the remaining Investment Restrictions will be renumbered.

            Investment   Restriction   No.  5,  proposed  to  be  renumbered  as
Investment Restriction No. 4, which prohibits the Fund from purchasing or selling commodities or commodity futures contracts, except for financial and foreign currency futures contracts and options thereon, and options and forward contracts on foreign currencies, will be amended to permit the Fund to purchase and sell options, futures contracts, including those relating to indices, and options on futures contracts or indices. The Fund currently has no intention of engaging in futures and options transactions and, thus, a non-fundamental policy will be adopted to prohibit the Fund from purchasing and selling options, futures contracts, including those relating to indices, and options on futures contracts or indices.

            Investment   Restriction   No.  6,  proposed  to  be  renumbered  as
Investment Restriction No. 5, which prohibits the Fund from purchasing or selling real estate, but permits the Fund to invest in securities (excluding limited partnership interests) secured by real estate or issued by companies which invest in real estate, will be revised to clarify that the Fund may invest in companies, limited partnerships, or other entities that deal in real estate and REITs and to reserve for the Fund the freedom of action to hold and sell real estate acquired as a result of the Fund's ownership of securities. Risks of owning real estate versus publicly traded securities include its greater illiquidity and greater difficulty of valuation. Also, the real estate industry is cyclical and sensitive to interest rates, economic conditions (both nationally and locally), property tax rates, and other factors.

            If approved by Fund stockholders, the Fund's Investment Restrictions would read as follows (new language is underscored and language to be deleted is in brackets):

            The Fund may not:

            [1. Purchase the securities of any one issuer if, as a result, more than 5% of the Fund's total assets would be invested in the securities of such issuer, or the Fund would own or hold 10% or more of the outstanding voting securities of that issuer, except that up to 25% of the Fund's total assets may be invested without regard to those limitations and provided that those limitations do not apply to securities issued or guaranteed by the U.S. government, its agencies or instrumentalities.]

            1[2]. Issue senior securities as defined in the 1940 Act (including borrowing money) except as permitted by applicable law.

            2[3]. Lend its assets, except as permitted by applicable law.

            3[4]. Underwrite the securities of other issuers, except to the extent that the Fund may be deemed to be an underwriter under the Federal securities laws in connection with the disposition of the Fund's authorized investments.

            4[5]. Purchase or sell commodities [or commodity futures contracts, although it may enter into (i) financial and foreign currency futures contracts and options thereon,
                        (ii) options on foreign currencies, and (iii) forward contracts on foreign currencies], except that the Fund may purchase and sell options, futures contracts, including those relating to indices, and options on futures contracts or indices, and currencies.

            5[6]. Purchase or sell real estate, [provided that] but the Fund may [invest in] purchase and sell securities [(excluding limited partnership interests)] that are secured by real estate or interests therein or issued by companies, limited partnerships, or other entities which invest or deal in real estate or interests therein or real estate investment trusts and hold and sell real estate as a result of ownership of such securities or instruments.

            6[7]. Purchase a security if, as a result, 25% or more of the value of the Fund's total assets would be invested in the securities of issuers in a single industry, provided that this limitation does not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

            7. Purchase or sell options, futures contracts, including those related to indices, and options on futures contracts or indices. This Investment Restriction will be designated as a non-fundamental policy. As a non-fundamental policy, such restriction may be changed by vote of the Fund's Directors at any time without stockholder approval, subject to compliance with applicable SEC requirements.


Vote Required and the Board's Recommendation

            Approval of this Proposal will be sought by four separate votes. Approval of this Proposal, with respect to each separate vote, requires the affirmative vote of (a) 67% of the Fund's voting securities present at the Meeting, if the holders of more than 50% of the Fund's outstanding voting securities are present in person or represented by proxy, or (b) more than 50% of the Fund's outstanding voting securities, whichever is less.

THE FUND'S BOARD OF DIRECTORS, INCLUDING THE "NON-INTERESTED" DIRECTORS, RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 3 TO CHANGE THE FUND'S
INVESTMENT OBJECTIVE AND CERTAIN INVESTMENT POLICIES, AS DESCRIBED IN THE PROPOSAL.


PROPOSAL 4:  TO CHANGE THE CLASSIFICATION OF THE FUND FROM A DIVERSIFIED TO A
             NON-DIVERSIFIED INVESTMENT COMPANY

            The Fund currently is classified as a "diversified" investment company. A diversified investment company is required by the 1940 Act generally to limit its investment, with respect to 75% of its total assets, to not more than 5% of such assets in the securities of a single issuer and to not more than 10% of the outstanding voting securities of such issuer.

            By approving the Proposal, stockholders would authorize the reclassification of the Fund as a "non-diversified" investment company, which means that the portion of the Fund's assets that may be invested in the securities of a single issuer would not be limited by the 1940 Act. Management of the Fund believes that changing the classification of the Fund from a diversified to a non-diversified investment company would give the Investment Manager more flexibility to focus the Fund's investments in investments that it views as offering the best opportunities to achieve the Fund's investment objective. If the Proposal is approved, a relatively high percentage of the Fund's assets then could be invested in the securities of a limited number of issuers and in more than 10% of the outstanding voting securities of issuers, including small capitalization companies and private companies. Therefore, the Fund's portfolio would be more sensitive to changes in the market value of a single issuer and less liquid.

            The Fund, however, currently intends to continue to conduct its operations so as to qualify as a "regulated investment company" for purposes of the Code, which currently requires that, at the end of each quarter of the taxable year, (i) at least 50% of the market value of the Fund's total assets be invested in cash, U.S. Government securities, the securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund's total assets, and (ii) not more than 25% of the value of its total assets be invested in the securities of any one issuer (other than U.S. Government securities or the securities of other regulated investment companies). Compliance with the Code's requirements to qualify as a "regulated investment company" for purposes of the Code is not necessary except at the end of each quarter of the taxable year and, in any event, there can be no assurance that the Fund will so qualify as a "regulated investment company" for purposes of the Code.

            The change in the Fund's status from diversified to  non-diversified is being proposed to allow the Fund more flexibility in determining the size of its investments. Subject to the foregoing discussion, if the Fund becomes non-diversified, the Fund, with respect to 50% of its assets, will be able to invest over 5% of its assets in each of those issuers. Currently, as a diversified investment company, the Fund may invest over 5% of its assets in any one issuer, but only with respect to 25% of its assets. Thus, a change in status from diversified to non-diversified would enable the Fund generally to commit larger portions of its assets to the limited number of investments deemed attractive by the Investment Manager. The change from diversified to non-diversified would add an element of risk to an investment in the Fund. To the extent that a non-diversified company invests in fewer issuers than a diversified company, the performance of any one portfolio security is likely to have a greater impact on the performance of a non-diversified company than would be the case for a diversified company.

Corresponding Changes in Investment Restrictions

            If this Proposal is approved by stockholders, the Fund's current Investment Restriction numbered 1 will be deleted. This Investment Restriction is set forth under "Proposal 3 -- Corresponding Changes in Investment Restrictions."

Vote Required and the Board's Recommendation

            Approval of this Proposal requires the affirmative vote of (a) 67% of the Fund's voting securities present at the Meeting, if the holders of more than 50% of the Fund's outstanding voting securities are present in person or represented by proxy or (b) more than 50% of the Fund's outstanding voting securities, whichever is less.

THE FUND'S BOARD OF DIRECTORS, INCLUDING THE "NON-INTERESTED" DIRECTORS, RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 4 TO CHANGE THE CLASSIFICATION OF THE FUND FROM A DIVERSIFIED INVESTMENT COMPANY TO A NON-DIVERSIFIED INVESTMENT COMPANY.


                             ADDITIONAL INFORMATION

            A quorum is constituted with respect to the Fund by the presence in person or by proxy of the holders of a majority of the outstanding shares of the Fund entitled to vote at the Meeting. In the event that a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. In determining whether to adjourn the meeting the following factors may be considered: the nature of the proposals that are the subject of the Meeting, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation, and the information to be provided to stockholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of those shares affected by the adjournment that are represented at the meeting in person or by proxy. A stockholder vote may be taken for one or more of the proposals in this Proxy Statement prior to any adjournment if sufficient votes have been received for approval. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote "for" a Proposal in favor of any adjournment, and will vote those proxies required to be voted "against" a Proposal against any adjournment. If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote, represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares of the Fund on a particular matter with respect to which the broker or nominee does not have discretionary power) or marked with an abstention (collectively, "abstentions"), the Fund's shares represented thereby will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business. Under Maryland law, abstentions do not constitute a vote "for" or "against" a matter and will be disregarded in determining "votes cast" on an issue. Abstentions, however, will have the effect of a "no" vote for the purpose of obtaining requisite approval for Proposals 2, 3, and 4.

            In addition to the use of the mails, proxies may be solicited personally, by telephone, or by other means, and the Fund may pay persons holding its shares in their names or those of their nominees for their expenses in sending soliciting materials to their principals. The Fund will bear the cost of soliciting proxies. In addition, the Fund will retain D.F. King & Co., Inc. ("D.F. King"), 77 Water Street, 20th Floor, New York, NY 10005, to solicit proxies on behalf of its Board for a fee estimated at $7,500 plus expenses, primarily by contacting stockholders by telephone and telegram. Authorizations to execute proxies may be obtained by telephonic instructions in accordance with procedures designed to authenticate the stockholder's identity. In all cases where a telephonic proxy is solicited, the stockholder will be asked to provide his or her address, social security number (in the case of an individual) or taxpayer identification number (in the case of an entity) or other identifying information and the number of shares owned and to confirm that the stockholder has received the Fund's Proxy Statement and proxy card in the mail. Within 48 hours of receiving a stockholder's telephonic voting instructions and prior to the Meeting, a confirmation will be sent to the stockholder to ensure that the vote has been taken in accordance with the stockholder's instructions and to provide a telephone number to call immediately if the stockholder's instruction are not correctly reflected in the confirmation. Stockholders requiring further information with respect to telephonic voting instructions or the proxy generally should contact D.F. King toll-free at 1-800-431-9646. Any stockholder giving a proxy may revoke it at any time before it is exercised by submitting to the Fund a written notice of revocation or a subsequently executed proxy or by attending the meeting and voting in person.

            To the knowledge of the management of the Fund, as of the Record Date, the following purported to beneficially own 5% or more of the outstanding shares of the Fund according to its Schedule 13D filed on August 3, 1999:

                                                                Approximate Percentage of the
Name                                     Common Stock          Fund's Total Outstanding Shares

Investor Service Center, Inc.            121,476.21 shares                 16.00%
11 Hanover Square
New York, New York 10005

Discretionary Authority; Submission Deadlines for Stockholder Proposals

            Although no business may come before the Meeting other than that specified in the Notice of Annual Meeting of Stockholders, shares represented by executed and unrevoked proxies will confer discretionary authority to vote on matters which the Fund did not have notice of by October 5, 1999 pursuant to Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). The deadline for submitting shareholder proposals for inclusion in the Fund's proxy statement and form of proxy for the Fund's next annual meeting is July 12, 2000 pursuant to Rule 14a-8(e)2 of the 1934 Act. The date after which notice of a shareholder proposal submitted outside the processes of Rule 14a-8 under the 1934 Act is considered untimely is September 24, 2000. In addition, for a nomination to be made by a stockholder or for any other business to be properly brought before the annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Fund in the manner set forth in the Fund's By-laws. As of the date hereof, the Fund's By-laws provide that to be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Fund (a) in the case of an annual meeting, not less than sixty
(60) calendar days nor more than ninety (90) calendar days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) calendar days before or sixty (60) calendar days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the later of the sixtieth (60th) calendar day prior to such annual meeting or the tenth
(10th) calendar day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) calendar day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. For the foregoing purposes, the date of a public disclosure shall include, but not be limited to, the date on which such disclosure is made in a press release reported by the Dow Jones News Services, the Associated Press or any comparable national news service or in a document publicly filed by the Fund with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) (or the rules and regulations thereunder) of the 1934 Act or pursuant to Section 30 (or the rules and regulations thereunder) of the 1940 Act.

            As set forth in the Fund's Articles of Incorporation, any action submitted to a vote by stockholders requires the affirmative vote of at least eighty percent (80%) of the outstanding shares of all classes of voting stock, voting together, in person or by proxy at a meeting at which a quorum is present, unless such action is approved by the vote of a majority of the Board of Directors, in which case such action requires (A) if applicable, the proportion of votes required by the 1940 Act, or (B) the lesser of (1) a majority of all the votes entitled to be cast on the matter with the shares of all classes of voting stock voting together, or (2) if such action may be taken or authorized by a lesser proportion of votes under applicable law, such lesser proportion.

Notice to Banks, Broker/dealers and Voting Trustees and Their Nominees

            Please advise the Fund, at its principal executive offices, to the attention of Deborah Ann Sullivan, Secretary, whether other persons are the beneficial owners of the shares for which proxies are being solicited and, if so, the number of copies of this Proxy Statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of shares.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED STAMPED ENVELOPE.

                             Your vote is important!


Please sign and date the proxy/voting instructions card above and return it promptly in the enclosed postage-paid envelope or otherwise to Bexil Corporation c/o Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230, so that your shares can be represented at the Meeting.





Please fold and detach card at perforation before mailing.





                Bexil Corporation Proxy/Voting Instruction Card

--------------------------------------------------------------------------------


This proxy is solicited by and on behalf of the Fund's Board of Directors for the Annual Meeting of Stockholders on December 21, 1999, and at any postponement or adjournment thereof.

The undersigned stockholder of Bexil Corporation (the "Fund") hereby appoints Thomas B. Winmill and Deborah Ann Sullivan and each of them, the attorneys and proxies of the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders to be held at the offices of the Fund at 11 Hanover Square, New York, New York on Tuesday, December 21, 1999 at 8:30 a.m., and at any postponement or adjournment thereof ("Meeting") to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned at the Meeting with all of the powers the undersigned possesses and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the proxy statement for the Meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting and the accompanying Proxy Statement and revokes any proxy heretofore given for the Meeting. If no directions are given, the proxies will vote FOR all proposals and in their discretion on any other matter that may properly come before the Meeting.

Sign here as name(s) appear to the left.


                                            -------------------------



                                             -------------------------

                                       Signature(s) should be exactly as name or
                                       names appearing on this form. Please sign
                                       this proxy and return it promptly whether
                                       or not you plan to attend the Meeting. If
                                       signing for a corporation  or partnership
                                       or  as  agent,   attorney  or  fiduciary,
                                       indicate the capacity in which you are signing. If you do attend the Meeting and decide tovote by ballot, such vote will supersede this proxy.

                                        Dated:             , 1999

                                       Proxy to be signed and dated on the reverse side. Please fold and detach card at perforation before mailing.






Bexil Corporation            Please mark your votes as in this example: (record)

--------------------------------------------------------------------------------


Please sign, date and return this proxy/voting instructions card promptly in the enclosed postage-paid envelope. If no direction is given on a proposal, the proxies will vote FOR the proposal, in accordance with the Fund Board's recommendations.

1. To elect to the Board of Directors the Nominees, Douglas Wu and Robert D. Anderson, as respectively, Class II Director and Class III Director, each to serve for a five year term and until his successor is duly elected and qualified.


           |_|FOR All Nominees                   |_|WITHHOLD authority only
                                                    for those Nominee(s) whose
                                                    name(s) I have written
                                                    below

           |_| WITHHOLD authority for
               ALL Nominees


2. To ratify the selection of Tait, Weller & Baker as the Fund's independent auditors.


|_|FOR      |_|AGAINST        |_|ABSTAIN


3. To change the Fund's investment objective and certain investment policies.

  A. To change the Fund's investment objective from the current fundamental one of providing a high level of current income, liquidity, and safety of principal by investing primarily in securities backed by the full faith and credit of U.S. Government Securities to the proposed non-fundamental one of providing shareholders with an attractive rate of total return from capital appreciation and income.


|_|FOR      |_|AGAINST        |_|ABSTAIN

B. To change the current fundamental policy of the Fund to invest at least 65% of the value of its total assets in U.S. Government Securities, including direct obligations of the United States (such as U.S. Treasury bills, notes, and bonds) and certain agency securities, such as those issued by the Government National Mortgage Association, to a non-fundamental policy of investing at least 50% of the value of its total assets in U.S. Government Securities, obligations of other U.S. Government agencies or instrumentalities, including inflation- indexed instruments, and money market instruments, and the remainder of its total assets primarily in equity and other securities of selected growth companies that, in the Investment Manager's opinion, will grow faster than the economy as a whole, and companies that invest or deal in natural resources or commodities, based on its analysis of issuer fundamentals, technical and economic trends, and other factors.


|_|FOR      |_|AGAINST        |_|ABSTAIN

  C. To amend the investment restriction which currently prohibits the Fund from purchasing or selling commodities or commodity futures contracts, except for financial and foreign currency futures contracts and options thereon, and options and forward contracts on foreign currencies, to permit the Fund to purchase and sell options, futures contracts, including those relating to indices, and options on futures contracts or indices.


|_|FOR      |_|AGAINST        |_|ABSTAIN

  D. To amend the investment restriction which prohibits the Fund from purchasing or selling real estate, but permits the Fund to invest in securities (excluding limited partnership interests) secured by real estate or issued by companies which invest in real estate, to clarify that the Fund may invest in companies, limited partnerships, or other entities that deal in real estate and REITs and to reserve for the Fund the freedom of action to hold and sell real estate acquired as a result of the Fund's ownership of securities.

|_|FOR      |_|AGAINST            |_|ABSTAIN

4. To change the classification of the Fund from a diversified investment company to a non-diversified investment company.


|_|FOR       |_|AGAINST            |_|ABSTAIN